Exhibit (j)

EXECUTION VERSION

CUSTODY AGREEMENT

dated as of September 1, 2021
by and between

PANAGRAM CAPITAL, LLC

(“Company”)

and

U.S. BANK NATIONAL ASSOCIATION
(“Custodian”)

TABLE OF CONTENTS

Page

1.	DEFINITIONS	1
2.	APPOINTMENT OF CUSTODIAN	5
3.	DUTIES OF CUSTODIAN	5
4.	REPORTING	11
5.	DEPOSIT IN U.S. SECURITIES SYSTEMS	12
6.	SECURITIES HELD OUTSIDE OF THE UNITED STATES	12
7.	CERTAIN GENERAL TERMS	15
8.	COMPENSATION OF CUSTODIAN	17
9.	RESPONSIBILITY OF CUSTODIAN	17
10.	SECURITY CODES	21
11.	TAX LAW	21
12.	EFFECTIVE PERIOD, TERMINATION AND AMENDMENT	21
13.	REPRESENTATIONS AND WARRANTIES	22
14.	PARTIES IN INTEREST; NO THIRD PARTY BENEFIT	23
15.	NOTICES	23
16.	CHOICE OF LAW; JURISDICTION AND WAIVER OF JURY TRIAL	23
17.	ENTIRE AGREEMENT; COUNTERPARTS	24
18.	AMENDMENT; WAIVER	24
19.	SUCCESSOR AND ASSIGNS	24
20.	SEVERABILITY	25
21.	RESERVED	25
22.	REQUEST FOR INSTRUCTIONS	25
23.	OTHER BUSINESS	25
24.	REPRODUCTION OF DOCUMENTS	25
25.	NON-PETITION / LIMITED RECOURSE	26
26.	MISCELLANEOUS	26

SCHEDULE

SCHEDULE A — Initial Authorized Persons

THIS CUSTODY AGREEMENT (this “Agreement”) is dated as of September 1, 2021 and is by and between PANAGRAM CAPITAL, LLC (and any successor or permitted assign, the “Company”), a Delaware limited company, having a principal place of business at c/o 51 Astor Place, 12th Floor, New York, NY 10003 and U.S. BANK NATIONAL ASSOCIATION (or any successor or permitted assign acting as custodian hereunder, the “Custodian”), a national banking association.

RECITALS

WHEREAS, the Company desires to retain U.S. Bank National Association to act as custodian for the Company; and

WHEREAS, the Company desires that the Company’s Securities (as defined below) and cash be held and administered by the custodian pursuant to this Agreement.

WHEREAS, the Company’s desire that the Company’s Securities (as defined below) and cash be held and administered by the Custodian pursuant to this Agreement in compliance with Section 17(f) of the Investment Company Act of 1940, as amended (the “1940 Act”); and

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.            DEFINITIONS

1.1            Defined Terms. In addition to terms expressly defined elsewhere herein, the following words shall have the following meanings as used in this Agreement:

“Accounts” means the Collection Account and the Custodial Account.

“Affiliate” of any specified Person means any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Custody Agreement (as the same may be amended from time to time in accordance with the terms hereof).

“Authorized Person” has the meaning set forth in Section 7.4.

“Business Day” means a day on which the Custodian is open for business in the market or country in which a transaction is to take place.

“Collection Account” means the segregated trust account established hereunder at the Custodian to which the Custodian shall deposit and hold any Proceeds received by it from time to time pursuant to this Agreement.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Custodial Account” means the segregated trust account established hereunder at the Custodian to which the Custodian shall deposit or credit and hold the Securities received by it pursuant to this Agreement.

“Custodian” has the meaning set forth in the first paragraph of this Agreement.

“Eligible Investment” means either cash or any dollar investment that, at the time it is delivered (directly or through an intermediary or bailee), and is one or more of the following obligations or securities:

(i)	direct registered obligations of, and registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America;

(ii)	demand and time deposits in, certificates of deposit of, trust accounts with, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Custodian) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days after issuance;

(iii)	unleveraged repurchase obligations (if treated as debt by the Company and the counterparty) with respect to (a) any security described in clause (i) above, or (b) any other registered security issued or guaranteed by an agency or instrumentality of the United States of America;

(iv)	registered debt securities bearing interest or sold at a discount issued by a corporation formed under the laws of the United States of America or any State thereof;

(v)	commercial paper or other short-term obligations that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance;

(vi)	a reinvestment agreement issued by any bank (if treated as a deposit by such bank), or a reinvestment agreement issued by any insurance company or other corporation or entity; provided that such reinvestment agreement may be unwound at the option of the Company without penalty; and

(vii)	money market funds;

provided that Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically directed by the Company and shall include only such obligations or securities, other than those referred to in clause (vii) above, as mature (or are putable at par to the issuer thereof) no later than the Business Day prior to any payment date unless such Eligible Investments are issued by the Custodian, in a commercial capacity, in which event such Eligible Investments may mature on such payment date.  Eligible Investments may include those investments issued by or made with the Custodian or for which the Custodian or an Affiliate of the Custodian provides services and receives compensation.

“Eligible Securities Depository” has the meaning set forth in Section (b)(1) of Rule 17f-7 under the Investment Company Act of 1940, as amended (the “1940 Act”).

“Federal Reserve Bank Book-Entry System” means a depository and securities transfer system operated by the Federal Reserve Bank of the United States on which are eligible to be held all United States Government direct obligation bills, notes and bonds.

“Foreign Custodian” means “eligible foreign custodian” as that term is defined in Rule 17f-5 under the 1940 Act.

“Foreign Intermediary” means a Foreign Sub-custodian and Eligible Securities Depository.

“Foreign Securities” means “Foreign Assets” as that term is defined in Rule 17f-5 under the 1940 Act.

“Foreign Sub-custodian” means and includes (i) any branch of a “U.S. Bank,” as that term is defined in Rule 17f-5 under the 1940 Act, (ii) any “Eligible Foreign Custodian,” as that term is defined in Rule 17f-5 under the 1940 Act, having a contract with the Custodian which the Custodian has determined will provide reasonable care of assets of the Company based on the standards specified in Section 6.7 below.

“Investment Documents” means any credit agreement, note purchase agreement or other document evidencing the Company’s ownership of an Uncertificated Security and such other accompanying documentation as the Company deems relevant or as reasonably requested by the Custodian.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof) unincorporated organization, or any government or agency or political subdivision thereof.

“Proceeds” means, collectively, (i) all cash distributions, earnings, dividends, fees and other cash payments paid on the Securities by or on behalf of the issuer or obligor thereof, or applicable paying agent, (ii) the net cash proceeds of the sale or other disposition of the Securities pursuant to the terms of this Agreement (and any earnings from investment of the foregoing) and (iii) the net cash proceeds to the Company of any borrowing or other financing by the Company.

“Proper Instructions” means instructions received by the Custodian in form acceptable to it, from the Company, or any Person duly authorized by the Company in any of the following forms acceptable to the Custodian:

(a)	in writing signed by the Authorized Person (and delivered by hand, by mail, by overnight courier or by facsimile);

(b)	by electronic mail from an Authorized Person;

(c)	in a communication utilizing access codes effected between electro mechanical or electronic devices; or

(d)	such other means as may be agreed upon from time to time by the Custodian and the party giving such instructions, including oral instructions.

“Securities” means, collectively, the (i) investments acquired by the Company and delivered to the Custodian by the Company from time to time during the term of, and pursuant to the terms of, this Agreement and (ii) all dividends in kind (e.g., non-cash dividends) from the investments described in clause (i), all of which shall be in U.S. denomination.

“Securities Depository” means The Depository Trust Company (“DTC”) and any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, as amended, which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities, or their respective successor(s) and its nominee(s). The term “Depository” shall further mean and include any person authorized to act as a depository pursuant to Section 17, Rule 17f-4 or Rule 17f-5 under the 1940 Act, its successor(s) and its nominee(s), specifically identified in a certified copy of a resolution of the board of directors of the Company approving deposits therein by the Custodian

“Securities System” means the Federal Reserve Book-Entry System, a clearing agency which acts as a Securities Depository, or another book entry system for the central handling of securities (including an Eligible Securities Depository).

“Street Name” means the form of registration in which the securities are held by a broker who is delivering the securities to another broker for the purposes of sale, it being an accepted custom in the United States securities industry that a security in Street Name is in proper form for delivery to a buyer and that a security may be re-registered by a buyer in the ordinary course.

“Uncertificated Security” means a Security that is not represented by a physical certificate, other than such Security that is held in a Securities Depository.

1.2           Construction. In this Agreement unless the contrary intention appears:

(a)	any reference to this Agreement or another agreement or instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;

(b)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)	any term defined in the singular form may be used in, and shall include, the plural with the same meaning, and vice versa;

(d)	a reference to a Person includes a reference to the Person’s executors, custodian, successors and permitted assigns;

(e)	an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally;

(f)	an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally;

(g)	a reference to the term “including” means “including, without limitation,” and

(h)	a reference to any accounting term is to be interpreted in accordance with generally accepted accounting principles and practices in the United States, consistently applied, unless otherwise instructed by the Company.

1.3            Headings. Headings are inserted for convenience and do not affect the interpretation of this Agreement.

2.            APPOINTMENT OF CUSTODIAN

2.1            Appointment and Acceptance. The Company hereby appoints the Custodian as custodian of certain Securities and cash owned by the Company at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement with respect to it subject to and in accordance with the provisions hereof. The Company is not obligated to deliver any cash, securities or assets under this Agreement.

2.2            Instructions. The Company agrees that it shall from time to time provide, or cause to be provided, to the Custodian all necessary instructions and information, and shall respond promptly to all inquiries and requests of the Custodian, as may be reasonably necessary to enable the Custodian to perform its duties hereunder.

2.3            Company Responsible For Directions. The Company is solely responsible for directing the Custodian with respect to deposits to, withdrawals from and transfers to or from the Accounts. Without limiting the generality of the foregoing, the Custodian has no responsibility for compliance with any restrictions, covenants, limitations or obligations to which the Company may be subject or for which it may have obligations to third parties in respect of the Accounts, and the Custodian shall have no liability for the acts or omissions of any other Person, or for the application or misapplication of any funds by another Person or by the Custodian at the direction of the Company. The Company shall be solely responsible for properly instructing all applicable payors to make all appropriate cash payments to the Custodian for deposit to the Collection Account, and for properly instructing the Custodian with respect to the allocation or application of all such deposits.

3.            DUTIES OF CUSTODIAN

3.1            Segregation. All Securities and non-cash property held by the Custodian, as applicable, for the account of the Company (other than Securities maintained in a Securities Depository or Securities System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian and the records of the Custodian shall indicate at all times that such Securities and non-cash property are held for the Company and subject to this Agreement.

3.2            Securities Custody Account. The Custodian shall open and maintain in its trust department a segregated trust account in the name of the Company, subject only to order of the Custodian, in which the Custodian shall hold, subject to Section 3.3, all Securities (other than Uncertificated Securities), cash and other assets (including Eligible Investments) of the Company which are delivered to it or held by it in accordance with this Agreement. For avoidance of doubt, the Custodian shall not be required to credit or deposit Uncertificated Securities in the Securities Account but shall instead maintain a register (in book-entry form or in such other form as it shall deem necessary or desirable) of such Uncertificated Securities, containing such information as the Company and the Custodian may reasonably agree; provided that, with respect to such Uncertificated Securities, all Investment Documents shall be held in safekeeping by the Custodian, individually segregated from the securities and investments of any other person and marked so as to clearly identify them as the property of the Company in a manner consistent with Rule 17f-1 under the 1940 Act and as set forth in this Agreement.

3.3            Delivery of Securities to Custodian.

(a)	The Company shall deliver, or cause to be delivered, to the Custodian all of the Company’s Securities, cash and other assets, including (a) all payments of income, payments of principal and capital distributions received by the Company with respect to such Securities, cash or other assets owned by the Company at any time during the period of this Agreement, and (b) all cash received by the Company for the issuance, at any time during such period, of shares or other securities or in connection with a borrowing by the Company, unless the Company makes other arrangements for certain of its assets. With respect to Uncertificated Securities, Investment Documents shall be delivered to the Custodian in its role as, and at the address identified for, the Custodian, in accordance with Section 3.3(b). With respect to assets other than Uncertificated Securities, such assets shall be delivered to the Custodian in its role as, and (where relevant) at the address identified for, the Custodian. Except to the extent otherwise expressly provided herein, delivery of Securities to the Custodian shall be in Street Name or other good delivery form. The Custodian shall not be responsible for such Securities, cash or other assets until actually delivered to and received by it or held by it.

(b)

(i)	In connection with its acquisition of an Uncertificated Security, the Company shall deliver or cause to be delivered to the Custodian (in its role as, and at the address identified for, the Custodian) the Investment Documents relating to such Uncertificated Security.

(ii)	Notwithstanding anything herein to the contrary, delivery of Uncertificated Securities shall be made by delivery to the Custodian of the Investment Documents relating to the Uncertificated Securities. Any duty on the part of the Custodian with respect to the custody of such Uncertificated Securities shall be limited to the exercise of reasonable care by the Custodian in the physical custody of any such documents delivered to it. Nothing herein shall require the Custodian to credit to the Securities Account or to treat as a financial asset (within the meaning of Section 8-102(a)(9) of the UCC) any such Uncertificated Security or other asset in the nature of a general intangible (as defined in Section 9-102(a)(42) of the UCC) or to “maintain” a sufficient quantity thereof.

(iii)	The Custodian may assume the genuineness of any such Investment Document it may receive and the genuineness and due authority of any signatures appearing thereon, and shall be entitled to assume that each such Investment Document it may receive is what it purports to be. If an original “security” or “instrument” as defined in Section 8-102 and Section 9-102(a)(47) of the UCC, respectively, is or shall be or becomes available with respect to any Uncertificated Security to be held by the Custodian under this Agreement, it shall be the sole responsibility of the Company to make or cause delivery thereof to the Custodian, and the Custodian shall not be under any obligation at any time to determine whether any such original security or instrument has been or is required to be issued or made available in respect of any Uncertificated Security or to compel or cause delivery thereof to the Custodian.

(iv)	Contemporaneously with the acquisition of any Uncertificated Security, the Company shall (i) cause the Investment Documents evidencing such Uncertificated Security to be delivered to the Custodian; (ii) cause the Custodian to be provided with such information in respect of such Uncertificated Security as the Custodian may reasonably require in order to enable the Custodian to perform its duties hereunder in respect of such Uncertificated Security; (iii) take all actions necessary for the Company to acquire good title to such Uncertificated Security; and (iv) take all actions as may be necessary (including appropriate payment notices and instructions to bank agents or other applicable paying agents) to cause (A) all payments in respect of the Uncertificated Security to be made to the Custodian and (B) all notices, solicitations and other communications in respect of such Uncertificated Security to be directed to the Company. The Custodian shall have no liability for any delay or failure on the part of the Company to provide necessary information to the Custodian, or for any inaccuracy therein or incompleteness thereof, or for any delay or failure on the part of the Company to give such effective payment instruction to bank agents and other paying agents, in respect of the Uncertificated Securities. With respect to each such Uncertificated Security, the Custodian shall be entitled to rely on any information and notices it may receive from time to time from the related issuer or its agents with respect to the related Uncertificated Security, and shall be entitled to update its records (as it may deem necessary or appropriate), or from the Company, on the basis of such information or notices received, without any obligation on its part independently to verify, investigate or recalculate such information.

3.4            Release of Securities. The Custodian shall release and deliver, or direct its agents or sub-custodian to release and deliver, as the case may be, Securities of the Company held by the Custodian, its agents or its sub-custodian from time to time upon receipt of Proper Instructions (which shall, among other things, specify the Securities to be released, with such delivery and other information as may be necessary to enable the Custodian to make the relevant delivery), which may be standing instructions (in form acceptable to the Custodian).

3.5            Registration of Securities. Securities held by the Custodian, its agents or its sub-custodian (other than securities held in a Securities System) shall be registered in the name of the Company or its nominee; or, at the option of the Custodian, in the name of the Custodian or in the name of any nominee of the Custodian, or in the name of its agents or its sub-custodian or their nominees; or if directed by the Company by Proper Instruction, may be maintained in Street Name. The Custodian, its agents and its sub-custodian shall not be obligated to accept Securities on behalf of the Company under the terms of this Agreement unless such Securities are in Street Name or other good deliverable form.

3.6            Bank Account, and Management of Cash.

(a)	Cash Proceeds from the Securities received by the Custodian from time to time shall be credited to the Collection Account. All amounts credited to the Collection Account shall be subject to clearance and receipt of final payment by the Custodian.

(b)	Any cash amounts held in the Collection Account from time to time may be invested in Eligible Investments pursuant to specific written Proper Instructions (which may be standing instructions) received by the Custodian from an Authorized Person acting on behalf of the Company. Such investments shall be subject to availability and the Custodian’s then applicable transaction charges (which shall be at the Company’s expense). The Custodian shall have no liability for any loss incurred on any such investment. Absent receipt of such written instruction from the Company, the Custodian shall have no obligation to invest amounts on deposit in the Collection Account. In no instance will the Custodian have any obligation to provide investment advice to the Company. Any earnings from such investment of amounts held in the Collection Account from time to time shall be redeposited in the Collection Account (and may be reinvested at the written direction of the Company).

(c)	In the event that the Company shall at any time request a withdrawal of amounts from the Collection Account, the Custodian shall be entitled to liquidate, and shall have no liability for any loss incurred as a result of the liquidation of, any investment of the funds credited to such account as needed to provide the necessary liquidity. Investment instructions may be in the form of standing instructions (in the form of Proper Instructions acceptable to Custodian).

(d)	The Company acknowledges that cash deposited or invested with any bank (including the bank acting as Custodian) may make a margin or generate banking income for which such bank shall not be required to account to the Company.

(e)	The Custodian shall be authorized to open such additional accounts as may be necessary or convenient for administration of its duties hereunder.

3.7            Foreign Exchange.

(a)	Upon the receipt of Proper Instructions, the Custodian, its agents or its sub-custodians may (but shall not be obligated to) enter into all types of contracts for foreign exchange on behalf of the Company, upon terms acceptable to the Custodian and the Company (in each case at the Company’s expense), including transactions entered into with the Custodian, its sub-custodians or any affiliates of the Custodian or the sub-custodians. The Custodian shall have no liability for any losses incurred in or resulting from the rates obtained in such foreign exchange transactions; and absent specific and acceptable Proper Instructions, the Custodian shall not be deemed to have any duty to carry out any foreign exchange on behalf of the Company. The Custodian shall be entitled at all times to comply with any legal or regulatory requirements applicable to currency or foreign exchange transactions.

(b)	The Company acknowledges that the Custodian, any sub-custodian or any affiliates of the Custodian or any sub-custodian, involved in any such foreign exchange transactions may make a margin or generate banking income from foreign exchange transactions entered into pursuant to this Section 3.7 for which they shall not be required to account to the Company.

3.8            Collection of Income. The Custodian, its agents or its sub-custodian shall use commercially reasonable efforts to collect on a timely basis all income and other payments with respect to the Securities held hereunder to which the Company shall be entitled, to the extent consistent with usual custom in the securities custodian business in the United States. Such efforts shall include collection of interest income, dividends and other payments with respect to registered domestic securities if on the record date with respect to the date of payment by the issuer the Security is registered in the name of the Custodian or its nominee (or in the name of its agent or sub-custodian, or their nominee); and interest income, dividends and other payments with respect to bearer domestic securities if, on the date of payment by the issuer such securities are held by the Custodian or its sub-custodian or agent; provided, however, that in the case of Securities held in Street Name, the Custodian shall use commercially reasonable efforts only to timely collect income. In no event shall the Custodian’s agreement herein to collect income be construed to obligate the Custodian to commence, undertake or prosecute any legal proceedings.

3.9            Payment of Moneys.

(a)	Upon receipt of Proper Instructions, which may be standing instructions, the Custodian shall pay out from the Collection Account (or remit to its agents or its sub-custodian, and direct them to pay out) moneys of the Company on deposit therein in the following cases:

(i)	upon the purchase of Securities for the Company pursuant to such Proper Instruction; and such purchase may, unless and except to the extent otherwise directed by Proper Instructions, be carried out by the Custodian:

(A)	in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including delivering money to the seller thereof or to a dealer therefor (or any agent for such seller or dealer) against expectation of receiving later delivery of such securities; or

(B)	in the case of a purchase effected through a Securities System, in accordance with the rules governing the operation of such Securities System;

(ii)	for the purchase or sale of foreign exchange or foreign exchange agreements for the accounts of the Company, including transactions executed with or through the Custodian, its agents or its sub-custodians, as contemplated by Section 3.7 above; and

(iii)	for any other purpose directed by the Company, but only upon receipt of Proper Instructions specifying the amount of such payment, and naming the Person or Persons to whom such payment is to be made.

(b)	At any time or times, the Custodian shall be entitled to pay (i) itself from the Accounts, whether or not in receipt of express direction or instruction from the Company, any amounts due and payable to it pursuant to Section 8 hereof, and (ii) as otherwise permitted by Section 7.5, 9.4 or Section 12.5 below, provided, however, that in each case all such payments shall be accounted for to the Company.

3.10            Proxies. The Custodian will, with respect to the Securities held hereunder, use reasonable efforts to cause to be promptly executed by the registered holder of such Securities proxies received by the Custodian from its agents or its sub-custodian or from issuers of the Securities being held for the Company, without indication of the manner in which such proxies are to be voted, and upon receipt of Proper Instructions shall promptly deliver such proxies, proxy soliciting materials and notices relating to such Securities. In the absence of such Proper Instructions, or in the event that such Proper Instructions are not received in a timely fashion, the Custodian shall be under no duty to act with regard to such proxies.

3.11            Communications Relating to Securities. The Custodian shall transmit promptly to the Company all written information (including pendency of calls and maturities of Securities and expirations of rights in connection therewith) received by the Custodian, from its agents or its sub-custodian or from issuers of the Securities being held for the Company. The Custodian shall have no obligation or duty to exercise any right or power, or otherwise to preserve rights, in or under any Securities unless and except to the extent it has received timely a Proper Instruction from the Company in accordance with the next sentence. The Custodian will not be liable for any untimely exercise of any right or power in connection with Securities at any time held by the Custodian, its agents or sub-custodian unless:

(i)	the Custodian has received Proper Instructions with regard to the exercise of any such right or power; and

(ii)	the Custodian, or its agents or sub-custodian are in actual possession of such Securities (including through a Securities System),

in each case, at least three (3) Business Days prior to the date on which such right or power is to be exercised. It will be the responsibility of the Company to notify the Custodian of the Person to whom such communications must be forwarded under this Section 3.11.

3.12      Records. (a)      The Custodian shall create and maintain complete and accurate records relating to its activities under this Agreement with respect to the Securities, cash or other property held for the Company under this Agreement, with particular attention to Section 31 of the 1940 Act, and Rules 31a-1 and 32a-2 thereunder. To the extent that the Custodian, in its sole opinion, is able to do so, the Custodian shall provide assistance to the Company (at the Company’s reasonable request made from time to time) by providing sub-certifications regarding certain of its services performed hereunder to the Company in connection with the Company’s certification requirements pursuant to the Sarbanes-Oxley Act of 2002, as amended. All such records shall be the property of the Company and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Company and employees and agents of the Securities and Exchange Commission, upon reasonable request and prior notice and at the Company’s expense. The Custodian shall, at the Company’s request, supply the Company with a list of securities owned by the Company and held by the Custodian and shall, when requested to do so by the Company and for such compensation as shall be agreed upon between the Company and the Custodian, include, to the extent applicable, the certificate numbers in such lists, to the extent such information is available to the Custodian.

4.            REPORTING

(a)	For each Business Day, the Custodian shall render to the Company a daily report of (i) all deposits to and withdrawals from the Collection Account for such Business Day and the outstanding balance as of the end of such Business Day, and (ii) a report of settled trades of Securities for such Business Day.

(b)	The Custodian shall have no duty or obligation to undertake any market valuation of the Securities under any circumstance.

(c)	The Custodian shall provide the Company with such reports as are reasonably available to it and as the Company may reasonably request from time to time, concerning the internal accounting controls and procedures for safeguarding securities, which are employed by the Custodian.

5.            DEPOSIT IN U.S. SECURITIES SYSTEMS

The Custodian may deposit and/or maintain Securities in a Securities System within the United States in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, including Rule 17f-4 under the 1940 Act, and subject to the following provisions:

(a)	The Custodian may keep domestic Securities in a U.S. Securities System provided that such Securities are represented in an account of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held by it as a fiduciary, custodian or otherwise for customers;

(b)	The records of the Custodian with respect to Securities which are maintained in a U.S. Securities System shall identify by book-entry those Securities belonging to the Company;

(c)	If requested by the Company, the Custodian shall provide to the Company copies of all notices received from the U.S. Securities System of transfers of Securities for the account of the Company; and

(d)	Anything to the contrary in this Agreement notwithstanding, the Custodian shall not be liable to the Company for any direct loss, damage, cost, expense, liability or claim to the Company resulting from use of any Securities System (other than to the extent resulting from the gross negligence, misfeasance or misconduct of the Custodian itself, or from failure of the Custodian to enforce effectively such rights as it may have against the U.S. Securities System.)

6.            SECURITIES HELD OUTSIDE OF THE UNITED STATES

6.1            Appointment of Foreign Sub-custodian. The Company hereby authorizes and instructs the Custodian in its sole discretion to employ one or more Foreign Sub-custodian to act as Eligible Securities Depositories or as sub-custodian to hold the Securities and other assets of the Company maintained outside the United States. If, after the initial approval of a Foreign Sub-custodian by the board of directors of the Company in connection with this Agreement, the Custodian wishes to appoint other Foreign Sub-custodians to hold property of the Company subject to this Agreement, it will so notify the Company and provide it with information reasonably necessary to determine any such new Foreign Sub-custodian’s eligibility under Rule 17f-5 under the 1940 Act, including a copy of the proposed agreement with such Foreign Sub-custodian. The Company shall at the meeting of its board of directors next following receipt of such notice and information give a written approval or disapproval of the proposed action.

6.2            Assets to be Held. The Custodian shall limit the Securities and other assets maintained in the custody of the Foreign Sub-custodians to: (a) Foreign Securities and (b) cash and cash equivalents of Eligible Investments (to the extent applicable) in such amounts as the Company (through Proper Instructions) may determine to be reasonably necessary to effect the Company’s transactions in such investments.

6.3            Omnibus Accounts. The Custodian may hold Foreign Securities and related Proceeds with one or more Foreign Sub-custodians or Eligible Securities Depositories in each case in a single account with such Foreign Sub-custodian or Securities Depository that is identified as belonging to the Custodian for the benefit of its customers, provided however, that the records of the Custodian with respect to Securities and related Proceeds which are property of the Company maintained in such account(s) shall identify by book-entry those Securities and other property as belonging to the Company.

6.4            Reports Concerning Foreign Sub-custodians. The Custodian will supply to the Company, upon request from time to time, statements in respect of the Securities held by Foreign Sub-custodians or Eligible Securities Depositories, including an identification of the Foreign Sub-custodians and Securities Depositories having physical possession of the Foreign Securities.

6.5            Transactions in Foreign Custody Account. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Securities received by a Foreign Intermediary for the account of the Company may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

6.6            Foreign Sub-custodians. Each contract or agreement pursuant to which the Custodian employs a Foreign Sub-custodian shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Company will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Company’s assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Foreign Sub-custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Foreign Sub-custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Company’s assets will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Company or as being held by a third party for the benefit of the Company; (v) that the Company’s independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Company will receive periodic reports with respect to the safekeeping of the Company’s assets, including notification of any transfer to or from a Company’s account or a third party account containing assets held for the benefit of the Company. Such contract may contain, in lieu of any or all of the provisions specified above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Company assets as the specified provisions, in their entirety.

6.7            Custodian’s Responsibility for Foreign Sub-custodians

(a)	With respect to its responsibilities under this Section 6, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Company. The Custodian further agrees that the Foreign Securities will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with each Foreign Sub-custodian, after considering all factors relevant to the safekeeping of such assets, including: (i) the Foreign Sub-custodian’s practices, procedures, and internal controls, for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices; (ii) whether the Foreign Sub-custodian has the requisite financial strength to provide reasonable care for Company assets; (iii) the Foreign Sub-custodian’s general reputation and standing and, in the case of Eligible Securities Depository, the Eligible Securities Depository’s operating history and number of participants; and (iv) whether the Company will have jurisdiction over and be able to enforce judgments against the Foreign Sub-custodian, such as by virtue of the existence of any offices of the Foreign Sub-custodian in the United States or the Foreign Sub-custodian’s consent to service of process in the United States.

(b)	At the end of each calendar quarter, the Custodian shall provide written reports notifying the board of directors of the Company as to the placement of the Foreign Securities and cash of the Company with a particular Foreign Sub-custodian and of any material changes in the Company’s arrangements. The Custodian shall promptly take such steps as may be required to withdraw assets of the Company from any Foreign Sub-custodian that has ceased to meet the requirements of Rule 17f-5 under the 1940 Act.

(c)	The Custodian shall establish a system to monitor the appropriateness of maintaining the Company’s assets with a particular Foreign Sub-custodian and the contract governing the Company’s arrangements with such Foreign Sub-custodian.

(d)	The Custodian’s responsibility with respect to the selection or appointment of Foreign Sub-custodians shall be limited to a duty to exercise reasonable care in the selection or retention of such Foreign Intermediaries in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any costs, expenses, damages, liabilities, or claims (including attorneys’ and accountants’ fees) incurred as a result of the acts or the failure to act by any Foreign Sub-custodian, the Custodian shall take reasonable action to recover such costs, expenses, damages, liabilities, or claims from such Foreign Sub-custodian, provided that the Custodian’s sole liability in that regard shall be limited to amounts actually received by it from such Foreign Intermediaries (exclusive of related costs and expenses incurred by the Custodian). The Custodian shall have no responsibility for any act or omission (or the insolvency of) any Securities System (including an Eligible Securities Depository). In the event the Company incurs a loss due to the negligence, willful misconduct, or insolvency of a Securities System (including an Eligible Securities Depository), the Custodian shall make reasonable endeavors, in its discretion, to seek recovery from the Eligible Securities Depository.

7.            CERTAIN GENERAL TERMS

7.1            No Duty to Examine Underlying Instruments. Nothing herein shall obligate the Custodian to review or examine the terms of any underlying instrument, certificate, credit agreement, indenture, promissory note, or other financing document evidencing or governing any Security to determine the validity, sufficiency, marketability or enforceability of any Security (and shall have no responsibility for the genuineness or completeness thereof), or otherwise.

7.2            Resolution of Discrepancies. In the event of any discrepancy between the information set forth in any report provided by the Custodian to the Company and any information contained in the books or records of the Company, the Company shall promptly notify the Custodian thereof and the parties shall cooperate to diligently resolve the discrepancy.

7.3            Improper Instructions. Notwithstanding anything herein to the contrary, the Custodian shall not be obligated to take any action (or forbear from taking any action), which it reasonably determines (at its sole option) to be contrary to the terms of this Agreement or applicable law. In no instance shall the Custodian be obligated to provide services on any day that is not a Business Day.

7.4            Proper Instructions.

(a)	The Company will give a notice to the Custodian, in form acceptable to the Custodian, specifying the names and specimen signatures of persons authorized to give Proper Instructions (collectively, “Authorized Persons” and each is an “Authorized Person”) which notice shall be signed by an Authorized Person previously certified to the Custodian. The Custodian shall be entitled to rely upon the identity and authority of such Persons until it receives written notice from an Authorized Person of the Company to the contrary. The initial Authorized Persons are set forth on Schedule A attached hereto and made a part hereof (as such Schedule A may be modified from time to time by written notice from the Company to the Custodian); and the Company hereby represents and warrants that the true and accurate specimen signatures of such initial Authorized Persons are set forth on Schedule A. If such person elects to give the Custodian e-mail or facsimile instructions (or instructions by a similar electronic method) and the Custodian in its discretion elects to act upon such instructions, the Custodian’s reasonable understanding of such instructions shall be deemed controlling. The Custodian shall not be liable for any losses, costs or expenses arising directly or indirectly from the Custodian’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Custodian, including without limitation the risk of the Custodian acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(b)	The Custodian shall have no responsibility or liability to the Company (or any other Person), and shall be indemnified and held harmless by the Company, in the event that a subsequent written confirmation of an oral instruction fails to conform to the oral instructions received by the Custodian. The Custodian shall not have an obligation to act in accordance with purported instructions to the extent that they conflict with applicable law or regulations, local market practice or the Custodian’s operating policies and practices, provided that the Custodian promptly notifies the Company of the conflict. The Custodian shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions, provided that the Custodian promptly requests written clarification from the Company as to the course of action desired by it. If the Custodian does not receive such instructions within two Business Days after it has requested them, the Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Custodian shall act in accordance with instructions received after such two-Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

7.5            Actions Permitted Without Express Authority. The Custodian may, at its discretion, without express authority from the Company:

(a)	make payments to itself as described in or pursuant to Section 3.9(b), or to make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this agreement, provided that all such payments shall be accounted for to the Company;

(b)	surrender Securities in temporary form for Securities in definitive form;

(c)	endorse for collection cheques, drafts and other negotiable instruments; and

(d)	in general attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Company.

7.6            Evidence of Authority. The Custodian shall be protected in acting upon any Proper Instruction, notice, request, consent, certificate instrument or paper reasonably believed by it to be genuine and to have been properly executed or otherwise given by or on behalf of the Company by an Authorized Person. The Custodian may receive and accept a certificate signed by any Authorized Person as conclusive evidence of:

(a)	the authority of any person to act in accordance with such certificate; or

(b)	any determination or of any action by the Company as described in such certificate,

and such certificate may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary from an Authorized Person of the Company.

7.7            Receipt of Communications. Any communication received by the Custodian on a day which is not a Business Day or after 3:30 p.m., Eastern time (or such other time as is agreed by the Company and the Custodian from time to time), on a Business Day will be deemed to have been received on the next Business Day (but in the case of communications so received after 3:30 p.m., Eastern time, on a Business Day the Custodian will use commercially reasonable efforts to process such communications as soon as possible after receipt).

8.            COMPENSATION OF CUSTODIAN

8.1            Fees. The Custodian shall be entitled to compensation for its services hereunder in accordance with the terms of that certain fee letter dated on or about the date hereof between the Company and the Custodian.

8.2            Expenses. The Company shall be responsible for, and hereby agrees to pay, all reasonable and documented out-of-pocket costs and expenses incurred by the Custodian in connection with the performance of its obligations hereunder, including the Custodian’s customary fees and expenses, the reasonable and documented out-of-pocket fees and expenses of its outside legal counsel, and all other reasonable and documented out-of-pocket disbursements, advances, costs and expenses incurred in connection with the execution, administration or enforcement of this Agreement including reasonable and documented out-of-pocket attorneys’ fees and costs, whether or not such enforcement includes the filing of a lawsuit. The authorization herein granted to the Custodian to pay such reasonable costs and expenses shall be irrevocable and no further authorization or instruction shall be required.

9.            RESPONSIBILITY OF CUSTODIAN

9.1            General Duties. The Custodian shall have no duties, obligations or responsibilities under this Agreement or with respect to the Securities or Proceeds except for such duties as are expressly and specifically set forth in this Agreement, and the duties and obligations of the Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodian.

9.2            Instructions.

(a)	The Custodian shall be entitled to refrain from taking any action unless it has such instruction (in the form of Proper Instructions) from the Company as it reasonably deems necessary, and shall be entitled to require, upon notice to the Company, that Proper Instructions to it be in writing. The Custodian shall have no liability for any action (or forbearance from action) taken pursuant to the Proper Instruction of the Company.

(b)	Whenever the Custodian is entitled or required to receive or obtain any communications or information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it and otherwise in accordance with any applicable terms of this Agreement; and whenever any report or other information is required to be produced or distributed by the Custodian it shall be in form, content and medium reasonably acceptable to it and the Company, and otherwise in accordance with any applicable terms of this Agreement.

9.3            General Standards of Care. Notwithstanding any terms herein contained to the contrary, the acceptance by the Custodian of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein):

(a)	The Custodian may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document furnished to it (including any of the foregoing provided to it by facsimile or electronic means), not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed or presented by the proper person (which in the case of any instruction from or on behalf of the Company shall be an Authorized Person); and the Custodian shall be entitled to presume the genuineness and due authority of any signature appearing thereon. The Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document, provided, however, that if the form thereof is specifically prescribed by the terms of this Agreement, the Custodian shall examine the same to determine whether it substantially conforms on its face to such requirements hereof.

(b)	Neither the Custodian nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action or inaction constitutes gross negligence, willful misconduct or bad faith on its part or is a breach of the terms of this Agreement. The Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. Except as otherwise expressly provided herein, the Custodian shall not be under any obligation at any time to ascertain whether the Company is in compliance with the 1940 Act, the regulations thereunder, or the Company’s investment objectives and policies then in effect.

(c)	In no event shall the Custodian be liable for any punitive, indirect, special or consequential damages (including lost profits) whether or not it has been advised of the likelihood of such damages.

(d)	The Custodian may consult with, and obtain advice from, legal counsel selected in good faith with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Custodian in good faith in accordance with the opinion and advice of such counsel; the reasonable cost of such services shall be reimbursed pursuant to Section 8.2 above.

(e)	The Custodian shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer working in its Corporate Trust Services group and charged with responsibility for administering this Agreement or unless (and then only to the extent received) in writing by the Custodian at the applicable address(es) as set forth in Section 15 and specifically referencing this Agreement.

(f)	No provision of this Agreement shall require the Custodian to expend or risk its own funds, or to take any action (or forbear from action) hereunder which might in its judgment involve any expense or any financial or other liability unless it shall be furnished with reasonably acceptable indemnification. Nothing herein shall obligate the Custodian to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Company or on its own behalf or otherwise, with respect to any matter arising hereunder, or relating to this Agreement or the services contemplated hereby.

(g)	The permissive right of the Custodian to take any action hereunder shall not be construed as duty.

(h)	The Custodian may act or exercise its duties or powers hereunder through agents, sub-custodians or attorneys, and the Custodian shall not be liable or responsible for the actions or omissions of any such agent, sub-custodian or attorney appointed with due care.

(i)	All indemnifications contained in this Agreement in favor of the Custodian shall survive the termination of this Agreement.

(j)	The Custodian shall not be responsible for the title, validity or genuineness, including good deliverable form of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement

(k)	The Custodian has no responsibility to verify or determine whether any purchase or sale of a Security satisfies any transfer restrictions applicable to it, including any transfer restriction imposed by applicable law.

(l)	Under no circumstances shall the Custodian have any responsibility, duty or obligation to advance its own funds to or for the benefit of the Company.

(m)	The Foreign Sub-custodian shall be entitled to the same rights, protections, immunities and indemnities as the Custodian.

9.4            Indemnification; Custodian’s Lien.

(a)	The Company shall and does hereby indemnify and hold harmless each of the Custodian, and any Foreign Sub-custodian appointed pursuant to Section 6.2, their directors, officers, agents or employees, for and from any and all costs and expenses (including reasonable attorney’s fees and expenses), and any and all losses, damages, claims and liabilities, that may arise, be brought against or incurred by the Custodian, its directors, officers, agents or employees, and any advances or disbursements made by the Custodian (including in respect of any Accounts overdraft, returned deposit item, chargeback, provisional credit, settlement or assumed settlement, reclaimed payment, claw-back or the like), as a result of, relating to, or arising out of this Agreement, or the administration or performance of the Custodian’s duties hereunder, or the relationship between the Company and the Custodian created hereby, other than such liabilities, losses, damages, claims, costs and expenses as are directly caused by the Custodian’s own actions or the actions of the Custodian’s directors, officers, agents or employees, constituting gross negligence, willful misconduct or bad faith.

(b)	The Custodian shall have and is hereby granted a continuing lien upon and security interest in, and right of set-off against, the Accounts, and any funds (and investments in which such funds may be invested) held therein or credited thereto from time to time, whether now held or hereafter required, and all proceeds thereof, to secure the payment of any amounts that may be owing to the Custodian under or pursuant to the terms of this Agreement, whether now existing or hereafter arising.

9.5            Force Majeure. Without prejudice to the generality of the foregoing, the Custodian shall be without liability to the Company for any damage or loss resulting from or caused, directly or indirectly, by:

(a)	events or circumstances beyond the Custodian’s reasonable control including nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, pandemics, fires, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts;

(b)	errors by the Company (including any Authorized Person) in its instructions to the Custodian;

(c)	failure by the Company to adhere to the Custodian’s operational policies and procedures;

(d)	acts, omissions or insolvency of any Securities System;

(e)	any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent Securities purchased or in the remittance of payment made in connection with Securities sold;

(f)	any delay or failure of any company, corporation, or other body in charge of registering or transferring Securities in the name of the Custodian, the Company, the Custodian’s sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such Securities including non-receipt of bonus, dividends, distributions, and rights and other accretions or benefits; or

(g)	changes in applicable law, regulation or orders.

10.           SECURITY CODES

If the Custodian issues to the Company security codes, passwords or test keys in order that it may verify that certain transmissions of information, including Proper Instructions, have been originated by the Company, the Company shall safeguard in accordance with its customary policies any security codes, passwords, test keys or other security devices which the Custodian shall make available.

11.           TAX LAW

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Company or the Custodian as custodian of the Securities or the Proceeds, by the tax law of the United States or any state or political subdivision thereof or otherwise. The Custodian shall be kept indemnified by and be without liability to the Company for such obligations including taxes, (but excluding any income taxes assessable in respect of compensation paid to the Custodian pursuant to this Agreement) withholding, certification and reporting requirements, claims for exemption or refund, additions for late payment interest, penalties and other expenses (including legal expenses) that may be assessed against the Company, or the Custodian as custodian of the Securities or Proceeds.

12.           EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

12.1            Effective Date. This Agreement shall become effective as of its due execution and delivery by each of the parties. This Agreement shall continue in full force and effect until terminated as hereinafter provided. This Agreement may only be amended by mutual written agreement of the parties hereto. This Agreement may be terminated by the Custodian or the Company pursuant to Section 12.2.

12.2            Termination. This Agreement shall terminate upon the earliest of (a) occurrence of the effective date of termination specified in any written notice of termination given by either party to the other not later than ninety (90) days prior to the effective date of termination specified therein, (b) such other date of termination as may be mutually agreed upon by the parties in writing.

12.3            Resignation. The Custodian may at any time resign under this Agreement by giving not less than ninety (90) days advance written notice thereof to the Company.

12.4            Successor. Prior to the effective date of termination of this Agreement, or the effective date of the resignation of the Custodian, as the case may be, the Company shall give Proper Instruction to the Custodian designating a successor Custodian, if applicable. In the event a successor custodian shall not be appointed within 90 days of the giving of such notice of resignation, the resigning Custodian shall be able to petition a court for the appointment of a successor.

12.5            Payment of Fees, etc. Upon termination of this Agreement or resignation of the Custodian, the Company shall pay to the Custodian such compensation, and shall likewise reimburse the Custodian for its reasonable and documented out-of-pocket costs, expenses and disbursements, as may be due as of the date of such termination or resignation (or removal, as the case may be). All indemnifications in favor of the Custodian under this Agreement shall survive the termination of this Agreement, or any resignation or removal of the Custodian.

13.           REPRESENTATIONS AND WARRANTIES

13.1            Representations of the Company. The Company represents and warrants to the Custodian that:

(a)	it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation;

(b)	in giving any instructions which purport to be “Proper Instructions” under this Agreement, the Company will act in accordance with the provisions of its organizational documents; and

(c)	it is not and will not be subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended, Section 4975 of the Internal Revenue Code, of 1986, as amended, and is registered under the 1940 Act.

13.2            Representations of the Custodian. The Custodian hereby represents and warrants to the Company that:

(a)	it is qualified to act as a custodian pursuant to Section 26(a)(1) of the 1940 Act;

(b)	it is a duly organized and validly existing national banking association in good standing under the laws of the United States and has the power and authority to enter into and perform its obligations under this Agreement;

(c)	its execution and delivery of this Agreement, performance of the transactions contemplated hereby and fulfillment of the terms hereof will not conflict with or violate applicable law; and

(d)	it has duly authorized and executed this Agreement so as to constitute its valid and binding obligations.

14.           PARTIES IN INTEREST; NO THIRD PARTY BENEFIT

This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties (other than successors and permitted assigns pursuant to Section 19).

15.           NOTICES

Any Proper Instructions shall be given to the following address (or such other address as either party may designate by written notice to the other party), and otherwise any notices, approvals and other communications hereunder shall be sufficient if made in writing and given to the parties at the following address (or such other address as either of them may subsequently designate by notice to the other), given by (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service, (iii) electronic mail or (iv) confirmed facsimile:

(a)	if to the Company, to

PANAGRAM CAPITAL, LLC
c/o Panagram Structured Asset Management, LLC
51 Astor Place, 12th Floor

New York, NY 10003
Email: legal@p-gram.com;
             operations@p-gram.com

(b)	if to the Custodian, to

U.S. Bank National Association
8 Greenway Plaza
Suite 1100
Houston, TX 77046

Attention: Global Corporate Trust – Panagram Capital
Email: panagram@usbank.com

16.            CHOICE OF LAW; JURISDICTION AND WAIVER OF JURY TRIAL

16.1          Choice of Law and Jurisdiction. This Agreement shall be construed, and the provisions thereof interpreted under and in accordance with and governed by the laws of the State of New York for all purposes (without regard to its choice of law provisions), except to the extent such laws are inconsistent with federal securities laws, including the 1940 Act.

16.2          Waiver of Jury Trial. EACH OF THE CUSTODIAN AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.           ENTIRE AGREEMENT; COUNTERPARTS

17.1            Complete Agreement. This Agreement constitutes the complete and exclusive agreement of the parties with regard to the matters addressed herein and supersedes and terminates as of the date hereof, all prior agreements, agreements or understandings, oral or written between the parties to this Agreement relating to such matters. The parties agree that they may from time to time enter into a control agreement with respect to any Account which control agreement shall supplement this Agreement.

17.2            Counterparts. This Agreement may be executed in any number of counterparts and all counterparts taken together shall constitute one and the same instrument.

17.3            Electronic Signatures. This Amendment (and each related document, modification and waiver in respect of this Amendment) may be executed and delivered in counterparts (including by facsimile or electronic transmission (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the SPV and reasonably available at no undue burden or expense to the Custodian), each of which shall be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Amendment by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment and shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable person. The Custodian shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

18.           AMENDMENT; WAIVER

18.1            Amendment. This Agreement may not be amended except by an express written instrument duly executed by each of the Company and the Custodian.

18.2            Waiver. In no instance shall any delay or failure to act be deemed to be or effective as a waiver of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged.

19.           SUCCESSOR AND ASSIGNS

19.1            Successors Bound. The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. Neither party shall be permitted to assign their rights under this Agreement without the written consent of the other party; provided, however, that the foregoing shall not limit the ability of the Custodian to delegate certain duties or services to or perform them through agents or attorneys appointed as expressly provided in this Agreement.

19.2            Merger and Consolidation. Any corporation or association into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation or association to which the Custodian transfers all or substantially all of its corporate trust business, shall be the successor of the Custodian hereunder, and shall succeed to all of the rights, powers and duties of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

20.           SEVERABILITY

The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.

21.           RESERVED

22.           REQUEST FOR INSTRUCTIONS

If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may (but shall not be obliged to) request written instructions from the Company as to the course of action desired by it. If the Custodian does not receive such instructions within two (2) days after it has requested them, the Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Custodian shall act in accordance with instructions received from the Company in response to such request after such two-day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

23.           OTHER BUSINESS

Nothing herein shall prevent the Custodian or any of its affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Company or any other Person. Nothing contained in this Agreement shall constitute the Company and/or the Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement

24.           REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.

25.           NON-PETITION / LIMITED RECOURSE

Notwithstanding any other provision of this Agreement or any related document to the contrary, the Custodian may not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws. Nothing in this Section 25 shall preclude, or be deemed to estop, the Custodian (A) from taking any action in (1) any case or proceeding voluntarily filed or commenced by the Company or (2) any involuntary insolvency proceeding filed or commenced by a Person other than the Custodian or its Affiliates, or (B) from commencing against the Company or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceeding.

The obligations of the Company under this Agreement are limited recourse obligations payable solely from the assets of the Company in accordance with the terms of this Agreement. Once the assets of the Company have been realized and applied in accordance with the terms of any loan document, note purchase agreement, promissory note, or other document representing debt obligations of the Company for borrowed money, any outstanding obligations of and any claims against the Company under this Agreement shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of this Agreement against any officer, director, employee, administrator, partner, shareholder or incorporator of the Company or any successors or assigns thereof for any amounts payable under this Agreement. It is understood that the foregoing shall not prevent recourse to the assets of the Company in the manner provided in this Agreement for the sums due or to become due under any security, instrument or agreement that is part of the assets of the Company. It is further understood that, except as otherwise provided in this Agreement, the foregoing provisions of this paragraph shall not limit the right of any Person to name the Company as a party defendant in any action or suit or in the exercise of any other remedy under this Agreement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

26.           MISCELLANEOUS

The Company acknowledges receipt of the following notice:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Custodian will ask for documentation to verify its formation and existence as a legal entity. The Custodian may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the date first written above.

PANAGRAM CAPITAL, LLC

By:	/s/ John Kim
	Name:	John Kim
	Title:	Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By:	/s/ Maria D. Calzado
	Name:	Maria D. Calzado
	Title:	Senior Vice President

SCHEDULE A

Authorized Persons list attached.

[See Attached]

[Schedule A]